Exhibit 99.1

For Immediate Release

GlobalNet   Corporation   Announces   Subsidiary   Files  for  Bankruptcy  Court
Protection; Filing Does Not Apply to Parent Company

Filing Allows GlobalNet to Isolate Debtor Subsidiary's Financial Situation from the Rest of the GlobalNet Enterprise while Affording it Bankruptcy Court Protection and Time to Regain Financial Health and Focus.

AVENTURA, FL (Thursday, July 1, 2004) GlobalNet Corporation (OTCBB: GLBT) (www.gbne.net), a major provider of international telecommunications services, today announced that one of its operating subsidiaries, GlobalNet International LLC ("LLC"), has filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code, in the United States Bankruptcy Court for the Southern District of New York. Chapter 11 allows a company to continue operating in the ordinary course of business and to maximize recovery for the company's stakeholders. The filing will enable LLC to continue to conduct business as usual while it develops a reorganization plan. GlobalNet Corporation, the parent company of LLC, is not included in the filing and will continue to operate normally.

When GlobalNet Corporation acquired LLC from the Titan Corporation in August 2003, LLC was already struggling under a significant debt load, chiefly to trade creditor MCI and equipment lessor Cisco Capital. Despite significant financial support from GlobalNet Corporation, LLC has been unable to right itself on its own merits, primarily due to the decline in profit margins in Mexico off-net traffic, which accounts for the majority of LLC's revenues. The Chapter 11 filing will allow GlobalNet Corporation to isolate LLC's financial situation from the rest of the GlobalNet enterprise, while affording LLC bankruptcy court protection to attempt to regain financial health and focus.

"As iDial Corporation--as the parent company was known before acquiring LLC and changing its name to GlobalNet Corporation in December 2003--we had other operating divisions in the retail and wholesale telephony area, and these will continue unaffected by LLC's filing," said Mark T. Wood, Chairman and CEO of GlobalNet Corporation. "LLC's wholesale business currently accounts for most of GlobalNet's consolidated revenues, and we will continue to account for those revenues on a consolidated basis while LLC is in reorganization. However, we also will continue to grow our wholesale business independently of LLC, using our other operating entity, GlobalNet Carrier Services, while giving LLC a fair opportunity to emerge from reorganization a stronger, more viable competitor in the wholesale arena. Nothing about LLC's filing changes GlobalNet Corporation's announced plans to expand service both in the United States and abroad, including wholesale, retail, and enhanced VoIP services."

About GlobalNet Corporation

GlobalNet Corporation is one of the top ten U.S. service providers of outbound traffic to Latin America and counts among its customers more than 30 Tier 1 and Tier 2 carriers. GlobalNet provides international voice, data, fax and Internet services on a wholesale basis over a private IP network to international carriers and other communication service providers in the United States and internationally. GlobalNet's state-of-the-art IP network, utilizing the convergence of voice and data networking, offers customers economical pricing, global reach and an intelligent platform that guarantees fast delivery of value-added services and applications. More information may be obtained from our website at http://www.gbne.net.

Safe Harbor for Forward-Looking Statements:

Except for historical information contained herein, the statements in this news release are forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995.
Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company's actual results in the future periods to differ materially from forecasted results. These risks and uncertainties include, among other things, product price, volatility, product demand, market competition, risk inherent in the Company's domestic and international operations, imprecision in estimating product reserves and the Company's ability to replace and expand its holdings.

For more information contact:

Mark T. Wood, GlobalNet Corporation, 954-839-8128 investors@gbne.net

Mike Mulshine, Osprey Partners, 732-292-0982 osprey57@optonline.net